Exhibit 4.3
FIRST AMENDMENT TO FIRST LIEN INTERCREDITOR AGREEMENT
          FIRST AMENDMENT TO FIRST LIEN INTERCREDITOR AGREEMENT (this “First Amendment”), dated as of February 9, 2011, by and among RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), RSC EQUIPMENT RENTAL, INC., an Arizona corporation (“RSC”), each other Grantor party hereto and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), in its capacity as U.S. collateral agent under the Senior Loan Documents (together with its successors and assigns in such capacity from time to time, the “Senior Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Intercreditor Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, the Parent Borrower, RSC, DBNY, in its capacity as Senior Collateral Agent, DBNY, in its capacity as collateral agent under the First Lien Last Out Note Documents, and each other Grantor from time to time party thereto are parties to a First Lien Intercreditor Agreement, dated as of July 1, 2009 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Intercreditor Agreement”);
     WHEREAS, RSC Holdings II, LLC (“Holdings”), the Parent Borrower, RSC, RSC Equipment Rental of Canada Ltd. (“RSC Canada”), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent, and DBCA, as Canadian administrative agent, Citicorp North America, Inc., as syndication agent and Bank of America, N.A., LaSalle Business Credit, LLC and Wachovia Capital Finance Corporation (Western), as co-documentation agents, entered into that certain Credit Agreement, dated as of November 27, 2006 (the “Original Credit Agreement”);
     WHEREAS, the Parent Borrower, RSC, the guarantors from time to time party thereto, Wells Fargo Bank, National Association, as First Lien Last Out Note Trustee, and DBNY, as First Lien Last Out Collateral Agent, are parties to that certain Indenture, dated as of July 1, 2009 (the “First Lien Last Out Note Indenture”) pursuant to which RSC and the Parent Borrower issued the Initial First Lien Last Out Notes;
     WHEREAS, Section 8.3 of the Intercreditor Agreement provides that the Senior Collateral Agent (at the direction of the Required Senior Creditors) may, without the written consent of any other Creditor, agree to modifications of the Intercreditor Agreement for the purpose of securing additional extensions of credit (including pursuant to any Refinancing or extension of the Credit Agreement) and adding new creditors as Senior Creditors or Creditors thereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the Credit Agreement or the First Lien Last Out Note Indenture;
     WHEREAS, Holdings, the Parent Borrower, RSC, RSC Canada, each other entity that becomes a borrower under the Credit Agreement (as defined below) pursuant to Section 7.9 thereof, the several banks and other financial institutions from time to time party thereto (the

“Lenders”), DBNY, as U.S. administrative agent, DBCA, as Canadian administrative agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as co-syndication agents, General Electric Capital Corporation, as senior managing agent, and J.P. Morgan Securities LLC and Barclays Capital, as joint book runners, have entered into that certain Credit Agreement, dated as of February 9, 2011 (the “Credit Agreement”), to Refinance the Original Credit Agreement, in accordance with Section 5.3(a) of the Intercreditor Agreement and without affecting the lien subordination, intercreditor or other provisions set forth therein in any way; and
     WHEREAS, pursuant to Section 8.3 of the Intercreditor Agreement, the parties hereto wish to enter into this First Amendment to modify the Intercreditor Agreement as provided herein for the purpose of securing the extensions of credit made under the Credit Agreement as a result of the Refinancing of the Original Credit Agreement Indebtedness; and pursuant to the Credit Agreement, the Required Senior Creditors have consented to and directed the execution and delivery of this First Amendment on their behalf by the Senior Collateral Agent.
     NOW, THEREFORE, it is agreed:
I. Amendments to Intercreditor Agreement.
     1. The first Recital in the Intercreditor Agreement is hereby amended and restated in its entirety as follows:
     “WHEREAS, RSC Holdings II, LLC (“Holdings”), the Parent Borrower, RSC and RSC Equipment Rental of Canada Ltd. (“RSC Canada”), each other entity that becomes a borrower thereunder pursuant to subsection 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, collectively, the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent (in such capacity, the “U.S. Administrative Agent”) and U.S. collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent”) and Canadian collateral agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as co-syndication agents, General Electric Capital Corporation, as senior managing agent, and J.P. Morgan Securities LLC and Barclays Capital, as joint book runners, have entered into that certain Credit Agreement, dated as of February 9, 2011 (as amended, restated, supplemented, modified and/or Refinanced from time to time, the “Senior Credit Agreement”) providing for the making of loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers, as provided therein;”
II. Miscellaneous Provisions.
     1. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Intercreditor Agreement.
     2. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     3. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     4. The First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the Parent Borrower, RSC and the Senior Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of pdf, facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip (facsimile number: 212-354-8113 / email address: myip@whitecase.com).
     5. From and after the First Amendment Effective Date, all references in the Intercreditor Agreement and the other Loan Documents to the Intercreditor Agreement shall be deemed to be references to the Intercreditor Agreement, as modified hereby on the First Amendment Effective Date.
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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

Senior Collateral Agent DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as Senior Collateral Agent
By:	Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

By:	Carin Keegan
	Name:	Carin Keegan
	Title:	Director

Signature page to RSC First Amendment to Intercreditor Agreement

RSC EQUIPMENT RENTAL,INC.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature page to RSC First Amendment to Intercreditor Agreement

RSC HOLDINGS III, LLC
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature page to RSC First Amendment to Intercreditor Agreement